Exhibit 99.1

Contact:
Britt Zarling	Juan Carlos Cruz
Manpower Inc.	Manpower US
Global Strategic Communications	US Communications
+1.414.906.7272 office	414.906.6453 office
+1.414.526.3107 mobile	414.469.1617 mobile
Britt.Zarling@manpower.com	JuanCarlos.Cruz@na.manpower.com
FOR IMMEDIATE RELEASE
MANPOWER INC. TO ACQUIRE COMSYS TO ACCELERATE ITS GLOBAL STRATEGY, SCALE AND SERVICE
IN PROFESSIONAL STAFFING AND SOLUTIONS
Acquisition of COMSYS Offers Strategic and Cultural Fit, Providing the Manpower Group of Companies
with Unparalleled Presence, Capabilities and Value to Help Clients and Candidates Win
MILWAUKEE (February 02, 2010) — Manpower Inc. (NYSE:MAN), a world leader in the employment services industry, announced today it has entered into an agreement to acquire COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading professional staffing firm. The agreement has been approved by the boards of directors of both companies. Subject to the terms of the agreement, the value of the consideration for each outstanding share of COMSYS common stock would be $17.65, for a total enterprise value of $431 million, including net debt assumed by Manpower. COMSYS’ professional IT staffing services will be integrated into the Manpower Professional offering, and when combined with Elan, Manpower’s European IT staffing business, creates an entity with total revenues of more than $2.5 billion. The combined entities increase Manpower’s professional consultants on assignment to over 25,000. With 4,000 offices around the globe, the addition of COMSYS increases Manpower’s professional staffing services geographic footprint to more than 400 offices worldwide.
“The acquisition of COMSYS is consistent with our strategy and strengthens the continued expansion of our professional staffing services and outcome-based solutions,” said Jeff Joerres, Manpower Inc. Chairman and CEO. “Both are areas where we have significantly grown organically over the past few years, driven by our strategy to provide clients with all the talent they need, particularly in the high demand skill verticals of IT, engineering, finance and accounting.”
COMSYS is a leading provider of professional IT staffing services, Managed Service Program (MSP) and Recruitment Process Outsourcing (RPO) offerings. Manpower will also integrate COMSYS’ MSP and RPO offerings into its world-leading Manpower Business Solutions to strengthen the company’s global, industry-leading offering to deliver clients with full employment life cycle and outcome-based solutions.
“Our strategy is an outside-in approach, focusing on services that deliver value to our clients and candidates. We grow our capabilities organically and acquire companies for the combination of financial gain, and strategic and cultural fit for our organization. The culture, expertise, client and consultant base

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that COMSYS brings to our suite of services, when combined with Manpower Professional and Manpower Business Solutions, accelerates us to being a global leader in the US and around the world.”
As companies continue to experience tremendous pressure to do more with less in achieving their business strategy, the same will hold true for their talent strategy, and the future talent that they seek to bring on. Over the next decade, talent will emerge as a company’s competitive differentiator. In tomorrow’s economy, the decline of the working age population will only increase the competition for qualified candidates. At the same time, individuals will exercise more choice in their job search, forcing businesses to find innovative ways to attract and retain key people.
“Manpower and COMSYS have very similar cultures, focused on a client-first and consultant-first mindset and values,” said Jonas Prising, Manpower Inc. President of the Americas. “Joining our trusted brands and services, combined with our ability to deliver a unique experience to clients and candidates, will address the market’s needs from both a scale and capabilities perspective. The strong alignment of our services and cultures positions us well for a rapid and successful integration.”
This acquisition creates value for COMSYS’ shareholders, compelling opportunities for employees and offers superior value for clients, according to Larry Enterline, Chief Executive Officer, COMSYS. “This is a great opportunity for us to leverage our demonstrated expertise and strong market presence with Manpower’s global leadership in the employment services industry. The combination of these two great organizations is exciting for us and very positive for all of the stakeholders’ of both companies,” Enterline continued.
“Our ability to leverage assets, synergies, systems, real estate, and client and candidate relationships makes this acquisition particularly appealing,” added Joerres. “One of the ways that we can deliver immediate value to our combined clients and candidates is through MyPath.com, the world’s first-of-its-kind social network guided by Manpower, which is focused on serving up free content and training to improve the skills and advance the careers of professionals, particularly in the IT, engineering and finance space.”
About the Transaction
Under the terms of the merger agreement, Manpower has agreed to acquire all of the outstanding shares of COMSYS common stock pursuant to an exchange offer in which COMSYS stockholders can elect to receive for each of their COMSYS shares either $17.65 per share in cash or a fraction of a share of Manpower common stock equal to $17.65 divided by the average trading price of Manpower common stock during the ten trading days ending on and including the second trading day prior to the closing of the exchange offer, subject to a requirement that no more than 50% of the aggregate consideration in either the exchange offer or the subsequent merger will be cash or stock (subject to certain adjustments). If either form of consideration is oversubscribed, then it will be allocated pro rata to the stockholders who elect it, with the balance of their consideration being in the other form. Based on the closing price of Manpower’s common stock on February 1, 2010, the stock consideration would equal 0.332 of a share of Manpower common stock for each share of COMSYS common stock. Manpower has the right to elect not less than two business days prior to the expiration of the exchange offer to pay $17.65 in cash for all shares tendered in the exchange offer.
The exchange offer is subject to customary closing conditions, including the tender of at least a majority of the outstanding shares of COMSYS common stock on a fully diluted basis, and is expected to close in

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the second quarter of 2010. Following completion of the exchange offer, a wholly owned subsidiary of Manpower will merge into COMSYS and the COMSYS shares not acquired in the exchange offer will convert into the right to receive the same consideration as paid in the exchange offer.
Manpower expects to commence the exchange offer in mid-March following the filing of COMSYS’ Annual Report on Form 10-K for fiscal 2009.
About COMSYS
COMSYS IT Partners, Inc. (NASDAQ: CITP) is a leading IT services company with 52 offices across the U.S. and offices in Puerto Rico, Canada and the U.K. COMSYS service offerings include contingent and direct hire placement of IT professionals and a wide range of technical services and solutions addressing requirements across the enterprise. TAPFIN Process Solutions delivers critical management solutions across the resource spectrum from contingent workers to outsourced services.
About Manpower Inc.
Manpower Inc. (NYSE: MAN) is a world leader in the employment services industry; creating and delivering services that enable clients to win in the changing world of work. With more than 60 years of experience, the company offers employers a range of services for the entire employment and business cycle including permanent, temporary and contract recruitment; employee assessment and selection; training; outplacement; outsourcing and consulting. Manpower’s worldwide network of 4,000 offices in 82 countries and territories enables the company to meet the needs of 400,000 clients per year, including small and medium size enterprises in all industry sectors, as well as the world’s largest multinational corporations. The focus of Manpower’s work is on raising productivity through improved quality, efficiency and cost-reduction across the total workforce, enabling clients to concentrate on their core business activities. Manpower Inc. operates under five brands: Manpower, Manpower Professional, Elan, Jefferson Wells and Right Management. More information on Manpower Inc. is available at www.manpower.com.
Additional Information
This press release was issued by Manpower Inc. on February 2, 2010 and does not constitute an offer of any securities for sale. The exchange offer described above has not commenced. Manpower intends to commence an exchange offer and file a Schedule TO and a registration statement on Form S-4, and COMSYS intends to file a Solicitation/Recommendation Statement on Schedule 14D-9, with the Securities and Exchange Commission in connection with the transaction. Manpower and COMSYS expect to mail a Preliminary Prospectus, the Schedule 14D-9 and related exchange offer materials to stockholders of COMSYS. These documents, however, are not currently available. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY ARE AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MANPOWER, COMSYS AND THE TRANSACTION. Documents filed by Manpower with the SEC may be obtained without charge at the SEC’s website at www.sec.gov and at Manpower’s website at www.manpower.com. Documents filed by COMSYS with the SEC may be obtained without charge at the SEC’s website and at COMSYS’ website at www.comsys.com.

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Forward-Looking Statements
This news release contains statements, including statements regarding timing, completion and results of the proposed transaction, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause actual results to differ materially from those contained in the forward-looking statements include, among others, the risk that the exchange offer and the merger will not close; the risk that Manpower’s business and/or COMSYS’ business will be adversely impacted during the pendency of the exchange offer and the merger; the risk that the operations of the two companies will not be integrated successfully; the risk that Manpower’s expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated; the risk that demand for and acceptance of Manpower’s or COMSYS’ products or services may be reduced; the impact of economic conditions; the impact of competition and pricing; and other factors found in the Manpower’s and COMSYS’ reports filed with the SEC, including the information under the heading ‘Risk Factors’ in Manpower’s Annual Report on Form 10-K for the year ended December 31, 2008 and COMSYS’ Annual Report on Form 10-K for the fiscal year ended December 28, 2008, which information is incorporated herein by reference.
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